SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 15, 2002


                            EMERGISOFT HOLDING, INC.
          ____________________________________________________________
             (Exact name of registrant as specified in its charter)

                                     NEVADA
             ______________________________________________________
                 (State or other jurisdiction of incorporation)

             33-30743                                    84-1121360
     ______________________                      ____________________________
    (Commission File Number)                   (IRS Employer Identification No.)

                                  2225 Avenue J
                             Arlington, Texas 76006
              _____________________________________________________
               (Address of principal executive offices) (Zip code)

      (Registrant's telephone number, including area code): (817) 633-6665

                                       N/A
               __________________________________________________
          (Former name or former address, if changed since last report)

ITEM 5. Other Events

     Berlwood Five, Ltd., a current shareholder of ours, made an additional $2,000,000 equity investment in us on February 15, 2002. Berlwood received 75,000,000 newly issued shares of our common stock in the transaction. It used private funds to pay the consideration for the shares. We have the right, but not the obligation, to repurchase all or any portion of the 75,000,000 shares at a repurchase price per share of $.06, exercisable at any time prior to October 24, 2002. On or after October 24, 2002, we have the right, but not the obligation, to repurchase all or any portion of the 75,000,000 shares at a repurchase price per share of $.12, exercisable at any time prior to February 15, 2003.

     The share issuance to Berlwood increases the total number of our issued and outstanding shares of common stock from 124,097,069 to 199,097,069, and increases Berlwood's percentage ownership interest in our outstanding shares of capital stock from 73.14% to 83.26%.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 26, 2002          EMERGISOFT HOLDING, INC.
                                  (Registrant)



                                  By:   /s/ Dan Witte
                                      ---------------------------------------
                                       Dan Witte, President and Chief
                                       Executive Officer

                                  EXHIBIT INDEX

Exhibit No.    Description

4.1 Investment Letter and Grant of Repurchase Right, dated February 15, 2002.

99.1           Press Release dated February 20, 2002.